Exhibit 99.1

Contact:

Kevin Gilbert    786-322-2213

Veru Announces Proposed Public Offering of Common Stock

MIAMI – September 26, 2018 – Veru Inc. (NASDAQ: VERU), an oncology and urology biopharmaceutical company, today announced that it intends to offer and sell, subject to market conditions, shares of its common stock in an underwritten public offering. All of the shares to be sold in the offering will be offered by Veru. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. In addition, Veru intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering.

Cantor Fitzgerald & Co. is acting as the sole book-running manager. Oppenheimer & Co. Inc. is acting as lead manager.

Veru intends to use the net proceeds of the proposed offering for working capital and general corporate purposes, which may include research and development, clinical trial and marketing expenses.

The offering is being made by Veru pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC) on October 25, 2017 and declared effective by the SEC on November 14, 2017. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and will be available on the website of the SEC at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering may also be obtained by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 6th Floor, New York, NY 10022 or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Veru Inc.

Veru Inc. is an oncology and urology biopharmaceutical company developing novel medicines for prostate cancer and prostate cancer supportive care as well as near term specialty pharmaceuticals to address significant unmet needs in urology.

Cautionary Statement on Forward Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect, “ “intend,” “may,” “opportunity,” “plan,” “predict,” “potential,” “estimate,” “should, “ “will,” “would” or the negative of these terms or other words of similar meaning. Any forward-looking statements in this press release are based upon current plans and strategies of Veru Inc. (the Company) and reflect the Company’s current assessment of the risks and uncertainties related to its business and are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statements contained in this press release because of new information or future events, developments or circumstances. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering and the Company’s expectations regarding the completion, timing and size of the proposed public offering and the use of proceeds therefrom. This list is not exhaustive and other risks are detailed in the Company’s periodic reports filed with the SEC, including the Company’s Form 10-K for the year ended September 30, 2017, which are available at www.sec.gov.

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